Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-56764) pertaining to the 1992 Stock Option Plan, 1992 Director Stock Option Plan, Employee Stock Purchase Plan, and Employee Stock Ownership Plan, of the Patterson Dental Company, the Registration Statement (Form S-8 No. 333-03583) pertaining to the Patterson Dental Company Capital Accumulation Plan of Patterson Dental Company, the Registration Statement (Form S-8 No. 333-45742) pertaining to the Patterson Dental Company Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-87488) pertaining to the Patterson Dental Company 2001 Non-Employee Directors’ Stock Option Plan and the Patterson Dental Company Employee Stock Ownership Plan or the Thompson Dental Company Stock Ownership Plan, the Registration Statements on Form S-3 (No.s 333-19951, 333-41199, 333-61489, and 333-79147), and the Registration Statement (Form S-8 No. 333-101691) pertaining to the Patterson Dental Company 2002 Stock Option Plan of our report dated October 17, 2003 relating to the statements of income and cash flows for the period from January 1, 2000 to September 15, 2000 of AbilityOne Corporation and Subsidiaries, which appears in the Current Report on Form 8-K/A of Patterson Dental Company dated November 21, 2003, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Chicago, Illinois

November 21, 2003